Exhibit 99.4

Dear Standard Bank Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion (the “Plan”), our organization will convert from the mutual to the stock form of organization. To accomplish this conversion, Standard Financial Corp., newly-formed to become the parent company of Standard Bank, is conducting an offering of shares of common stock. Also in connection with the conversion, we are forming a Charitable Foundation to support charitable causes in the communities we serve. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:
Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval to implement the Plan and establish the Charitable Foundation, we must receive the approval of our depositors. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN AND “AGAINST” THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Standard Bank. Please vote all the Proxy Cards you receive – none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” both proposals. Please note:

■	The proceeds resulting from the sale of stock will allow us to grow.

■	The account number, interest rate and other terms of your existing deposit accounts and loans will not change as a result of the conversion. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

■	You will continue to enjoy the same services with the same community banking offices and staff.

■	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:
As an eligible Standard Bank depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on         , 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Standard Bank customer.

Sincerely,

Timothy K. Zimmerman
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(    )     -     ,
from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

M

Dear Friend:

I am pleased to tell you about an opportunity to invest in Standard Financial Corp., newly-formed to become the parent company of Standard Bank. Standard Financial Corp. is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Standard Bank at the close of business on March 31, 2009 or         , 2010, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on         , 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Standard Financial Corp. stockholder.

Sincerely,

Timothy K. Zimmerman
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(    )     -     ,
from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

F

Dear Friend:

I am pleased to tell you about an opportunity to invest in Standard Financial Corp., newly-formed to become the parent company of Standard Bank. Standard Financial Corp. is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on         , 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Standard Financial Corp. stockholder.

Sincerely,

Timothy K. Zimmerman
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(    )     -     ,
from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

C

Stifel Nicolaus

Dear Sir/Madam:

At the request of Standard Financial Corp., we are enclosing materials regarding the offering of shares of Standard Financial Corp. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Standard Financial Corp. as selling agent in connection with the stock offering.

Sincerely,

Stifel Nicolaus

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BD

IMPORTANT NOTICE

THIS PACKAGE INCLUDES
PROXY CARD(S)
REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY
CARD IS ENCLOSED,
PLEASE PROMPTLY VOTE
EACH CARD.
NONE ARE DUPLICATES!

THANK YOU.

  PF

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Card.

Vote by mail using the enclosed envelope,
or use the telephone or Internet voting instructions on the Proxy Card.

You may receive a courtesy telephone call.
Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR”
THE PLAN OF CONVERSION AND “FOR” ESTABLISHMENT OF
A CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK DURING THE OFFERING.

THE PLAN OF CONVERSION CHANGES OUR FORM OF
CORPORATE ORGANIZATION, BUT WILL NOT RESULT IN
CHANGES TO BANK STAFF, MANAGEMENT OR YOUR
DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?
Please call our Information Center, toll-free, at 1-(    )     -     ,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

PG 1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

You may receive a courtesy telephone call. Please feel free to ask questions of our agent.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE.

YOUR VOTE CANNOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS.

Your Board of Directors urges you to vote “FOR” the Plan of Conversion and “FOR” establishment of a Charitable Foundation.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN THE OFFERING, NOR DOES IT AFFECT YOUR STANDARD BANK DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?
Please call our Information Center, toll-free, at 1-(    )     -     ,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

PG 2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT
AS VOTING “AGAINST” BOTH PROPOSALS.

In order to implement the Plan of Conversion
and establish a Charitable Foundation, we must
obtain the approval of our depositors.

Please disregard this notice if you have already voted.
If you are unsure whether you voted,
vote the enclosed replacement Proxy Card.
Your vote cannot be counted twice!

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(    )     -     ,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

PG 3

Standard Financial Corp.

Q&A

Questions and Answers
About Our Conversion
and Stock Offering

This pamphlet answers questions about the Standard Mutual Holding Company conversion and the Standard Financial Corp. stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL -- THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Standard Bank, our customers and the communities we serve.

Q.	What is the conversion?

A.	Under our Plan of Conversion (the “Plan”), Standard Mutual Holding Company will convert from the mutual (meaning no stockholders) holding company corporate structure to the stock holding company corporate structure through the sale of shares of Standard Financial Corp. common stock. After the conversion is completed, 100% of Standard Financial Corp.’s common stock will be owned by public stockholders, Standard Mutual Holding Company will merge with Standard Financial Corp., and Standard Bank will become a wholly owned subsidiary of Standard Financial Corp.

Q.	What is the Standard Charitable Foundation and why is it being established?

A.	In connection with the conversion, we intend to establish and fund the Standard Charitable Foundation. We are pleased that the Charitable Foundation will support community development activities and charitable organizations in the market areas we serve and may serve in the future. The Charitable Foundation will be funded with a combination of Standard Financial Corp. common stock and cash.

Q.	What are the reasons for the conversion and the offering?

A.	Some of the primary reasons for converting and raising additional capital through the offering are to: support growth through lending in communities we serve or may serve in the future; provide additional financial resources to pursue expansion and acquisition opportunities, (we have no such current arrangements); provide better capital management tools; and form a Charitable Foundation.

Q.	Is Standard Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. As of March 31, 2010, Standard Bank exceeded all regulatory capital requirements.

Q.	Will customers notice any change in Standard Bank’s day-to-day activities as a result of the conversion and the offering?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, staff or community banking offices. Standard Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE -- TWO PROPOSALS

Although we have received conditional regulatory approval, the Plan is also subject to depositor approval.

Q.	Why should I vote on the Plan of Conversion and on the Standard Charitable Foundation?

A.	Standard Bank depositors as of , 2010 received a Proxy Card attached to a Stock Order Form. Voter’s packages include detailed information with regard to the two proposals, which cannot be implemented without depositor approval.

Your vote “For” both proposals is extremely important.

Our Board of Directors believes that converting to a fully public ownership structure will best support future growth and expanded services.

Establishing and funding the Standard Charitable Foundation is in keeping with our long-standing commitment to the communities we serve.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” both proposals. Without sufficient favorable votes, we cannot proceed with the conversion and the related stock offering.

Q.	How do I vote?

A.	Mark your vote, sign each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS.

Q.	How many votes are available to me?

A.	Depositors are entitled to one vote for each $100 on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit account on , 2010, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards – please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The names reflect the title of your deposit account. Proxy Cards for joint deposit accounts require the signature of only one of the depositors. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Standard Financial Corp. is offering for sale between 2,550,000 and 3,967,500 shares of common stock at $10.00 per share.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to the Plan, non-transferable rights to subscribe for shares of Standard Financial Corp. common stock in the Subscription Offering have been granted in the following descending order of priority.

Priority #1 – Depositors with accounts at Standard Bank with aggregate balances of as of least $50 as of the close of business on March 31, 2009;
Priority #2 – Our tax-qualified employee benefit plans;
Priority #3 – Depositors with accounts at Standard Bank with aggregate balances of as of least $50 as of the close of business on , 2010; and
Priority #4 – Depositors of Standard Bank at the close of business on , 2010.

Shares not purchased in the Subscription Offering may be offered for sale in a Community Offering to the general public, with a first preference given to natural persons and trusts of natural persons residing in the Pennsylvania Counties of Allegheny, Westmoreland and Bedford, and Allegany County, Maryland.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible depositor?

A.	No...subscription rights are non-transferable! Only persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible depositor(s). On occasion, unscrupulous people attempt to persuade depositors to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible depositors’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.	Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a Stock Order Form may be made by mail, using the Stock Order Reply Envelope provided, by overnight courier to the indicated address on the Stock Order Form, or by hand-delivery to Standard Bank’s executive office, which is located at 2640 Monroeville Boulevard, Monroeville, Pennsylvania. Hand-delivered Stock Order Forms will only be accepted at this location - not at any other Standard Bank office. Please do not mail Stock Order Forms to Standard Bank.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares during the Subscription or Community Offerings, you must deliver a properly completed and signed Stock Order Form, with full payment, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on , 2010. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1) By personal check, bank check or money order, payable to Standard Financial Corp. These will be cashed upon receipt. We cannot accept wires or third party checks. Standard Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2) By authorized deposit account withdrawal of funds from Standard Bank deposit account(s). The Stock Order Form section titled “Method of Payment – Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. Also, IRA or other retirement accounts held at Standard Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest calculated at Standard Bank’s statement savings rate from the day we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Standard Bank deposit account(s), your funds will continue earning interest within the account, at the contract account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person is 20,000 ($200,000). Also, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 30,000 shares ($300,000), in all categories of the offering, combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion – Limitations on Common Stock Purchases.”

Q.	May I use my Standard Bank retirement account to purchase the shares?

A.	You may use some or all funds currently held by you in retirement accounts with Standard Bank. However, before you place your stock order, the funds you wish to use must be transferred from these accounts to a self-directed retirement account at an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Standard Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the , 2010 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are currently held.

Q.	May I use a loan from Standard Bank to pay for shares?

A.	No. Standard Bank, by regulation, may not extend a loan for the purchase of Standard Financial Corp. common stock during the offering. Similarly, you may not use Standard Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by , 2010, in which event subscribers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Q.	Will the stock be insured?

A.	No. Like any common stock, Standard Financial Corp. stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	We have not determined whether we will pay dividends on the common stock. In determining whether and when to pay a dividend and the amount of such dividend, the Board of Directors will consider a number of factors. No assurances can be given that dividends will be paid or that, if paid, will not be reduced or eliminated thereafter.

Q.	How will Standard Financial Corp. shares trade?

A.	Upon completion of the offering, the shares of Standard Financial Corp. are expected to trade on the Nasdaq Capital Market under the symbol “STND.”

Q.	If I purchase shares in the Subscription Offering or Community Offering, when will I receive my shares?

A.	All shares of Standard Financial Corp. common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as possible after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

Although the shares of Standard Financial Corp. common stock will have begun trading, brokerage firms are likely to require that you have received this statement prior to selling your shares. Your ability to sell the shares of common stock before you receive your statement will depend on arrangements you may make with a brokerage firm. You will be able to purchase additional shares of Standard Financial Corp. common stock through a brokerage firm.

Q.	Are executive officers and directors of Standard Financial planning to purchase stock?

A.	Yes. The executive officers and directors of Standard Bank and their associates plan to purchase, in the aggregate, 160,000 shares or approximately 5.3% of the shares offered for sale and issued to the Charitable Foundation at the minimum of the offering range.

WHERE TO GET MORE INFORMATION

Q.	Where can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-( ) - , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER
[Standard Financial Corp. Letterhead]
Date
[imprinted with name & address of subscriber]
STOCK ORDER ACKNOWLEDGEMENT
This letter confirms receipt of your order to purchase shares of Standard Financial Corp. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(___) ___-___, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.
Stock Registration:
Name1
Name2
Name3
Street1
Street2
City, State Zip
Other Order Information:
Batch #: ___
Order #: ___
Number of Shares Requested: ___
Offering Category: ___(subject to verification; see descriptions below)
Ownership Type: ___
This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated                     , 2010, in the section entitled “The Conversion” under the headings “Subscription Offering and Subscription Rights,” “Community Offering” and “Limitations on Common Stock Purchases.”
The offering period ends at 2:00 p.m., Eastern Time, on                     , 2010. We are then required to receive final regulatory approval before your statement of stock ownership can be mailed and the newly issued shares can begin trading. This may not occur for several weeks after                     , 2010. Your patience is appreciated.
Thank you for your order,
STANDARD FINANCIAL CORP.
Offering Category Descriptions:
1.	Depositors with accounts at Standard Bank with aggregate balances of at least $50 at the close of business on March 31, 2009;

2.	Standard Bank’s tax-qualified employee benefit plans;

3.	Depositors with accounts at Standard Bank with aggregate balances of at least $50 at the close of business on , 2010;

4.	Depositors of Standard Bank at the close of business on , 2010;

5.	Natural persons and trusts of natural persons residing in Allegheny, Westmoreland and Bedford Counties in Pennsylvania and Allegany County in Maryland; and

6.	General Public — Other.

BRANCH LOBBY POSTER — VOTE
 [This notice should be printed by Standard Bank, and should be placed in branches after the stock offering commences, in one or more ways: on an easel, on the front doors, at teller windows, on counters, at customer service/branch manager’s desk.]
HAVE YOU VOTED YET?
We would like to remind depositors to vote on our Plan of Conversion.
✓ The Plan of Conversion will not result in changes to our staff or your account relationships with Standard Bank.

✓ Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓ Voting does not obligate you to purchase shares of common stock during our stock offering.
Your Board of Directors recommends that you join them in voting “FOR” the Plan of
Conversion and “FOR” establishment of a Charitable Foundation to benefit the communities we serve.
If you have questions about voting, call our Information Center, toll-free, at 1-(___) __-____ from 10:00 a.m. to 4:00 p.m., Monday through Friday
Our Information Center is closed on weekends and bank holidays.
STANDARD BANK [LOGO]
This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. Common stock shares are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER — BUY (Optional)
******************************
OUR STOCK OFFERING EXPIRES                      __, 2010
We are conducting an offering of shares of our common stock
UP TO 3,450,000 SHARES
COMMON STOCK
$10.00 Per Share
THIS OFFERING EXPIRES AT 2:00 P.M., ON                      ___, 2010
******************************
If you have questions about the stock offering,
call our Stock Information Center, toll-free, at 1-(___) __-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.
STANDARD FINANCIAL CORP. [LOGO]
This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER NOTICE — (Optional)
You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Conversion. If you received Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(___) ___-___, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTE REMINDER NOTICE — (Optional)
HAVE YOU VOTED YOUR PROXY CARDS?
YOUR VOTE IS IMPORTANT!
Our depositors as of                     , 2010 recently received Proxy Card(s) to be used to cast votes regarding two Standard Bank proposals.
If you received Proxy Card(s), please vote by mail or by following the telephone or Internet instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan of Conversion and “FOR” establishment of a Charitable Foundation to benefit the communities we serve. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) ___-___, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS — (Optional)
[This automatic dial message, meant to encourage customers to open offering/proxy packages, would be used one time — right after initial packages are mailed.]
“Hello- This is Tim Zimmerman, President and CEO of Standard Bank calling with a quick message. Within the next few days you will receive a package or packages asking you to vote on matters of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions. Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Standard Bank.”

POST CARD TO HIGH VOTE CUSTOMERS — UPCOMING MAILING — (Optional)
[To be mailed first class soon after SEC effectiveness. This post card will not be used if a recorded message is used..]
[STANDARD BANK LOGO]
Dear Depositor,
Within the next several days you will receive a large package or packages asking you to vote on matters of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY on our proposed Plan of Conversion, which will authorize us to conduct a stock offering. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions.
We appreciate your business and look forward to continuing to serve you as a customer of Standard Bank.
Timothy K. Zimmerman
President and CEO

COMMUNITY MEETING INVITATION — (Optional)
[included in initial mailing package]
[STANDARD FINANCIAL CORP. LOGO]
You’re Invited!
You are cordially invited to an Informational Meeting to learn more about the offering of Standard Financial Corp. common
stock and the business of Standard Bank.
The executive officers of Standard Bank will present information and answer your questions.
DATE
TIME
PLACE
ADDRESS
FOR RESERVATIONS, PLEASE CALL:
Standard Financial Corp.
Stock Information Center
toll-free, at 1-(___) ___ - ___,
From 10:00 a.m. to 4:00 p.m., Eastern time,
Monday through Friday, except bank holidays.
This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT — (Optional)
[Ads may be appropriate for some, not all, market areas.]
[STANDARD FINANCIAL CORP. LOGO]
Proposed Holding Company for Standard Bank
UP TO 3,450,000 SHARES
COMMON STOCK
$10.00 Per Share
Purchase Price
Standard Financial Corp. is conducting an offering of its common stock. Shares may be purchased directly from
Standard Financial Corp., without commissions or fees, during the offering period.
You Are Cordially Invited...
To an informational meeting to learn about the offering of Standard Financial Corp. common stock and the business of Standard Bank.
[DATE]
_:00 p.m.
[Location]
[Street]
[City]
To make a reservation or to receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, toll-free, at 1-(___) ___-___, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
The Stock Information Center is closed on weekends and bank holidays.
THIS OFFERING EXPIRES AT 2:00 P.M., ON _________, 2010.
This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

TOMBSTONE NEWSPAPER ADVERTISEMENT — (Optional)
[Ads may be appropriate for some, not all, market areas.]
[STANDARD FINANCIAL CORP. LOGO]
Proposed Holding Company for Standard Bank
UP TO 3,450,000 SHARES
COMMON STOCK
$10.00 Per Share
Purchase Price
Standard Financial Corp. is conducting an offering of its common stock. Shares may be purchased directly from
Standard Financial Corp., without commissions or fees, during the offering period.
This offering expires at 2:00 p.m., on _________ ___, 2010.
To receive a copy of the Prospectus and Stock Order Form,
call our Stock Information Center, toll-free, at 1-(___) ___-___, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.
This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.